EXHIBIT 11.1
                                                                (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                            Three Months Ended
                                                                March 31,
                                                            1996         1995
PRIMARY:
Net income (loss) .....................................    $    0.5  $   (1.9)
Less: Accretion of Preferred Stock ....................        (1.9)     (1.7)

Net income (loss) applicable to common stock ..........    $   (1.4) $   (3.6)

Weighted average shares outstanding during the period .        10.6      10.3

Assumed exercise of warrants at ratio
  determined as of March 31, 1995 .....................    --- (a)   --- (a)


Assumed exercise of stock options .....................    --- (a)   --- (a)


Primary shares outstanding ............................        10.6      10.3

Primary income (loss) per common share ................    $   (0.13)$   (0.35)


(a) Excluded from the computation because the effect is anti-dilutive.



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                                                               EXHIBIT 11.1
                                                               (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                                            Three Months Ended
                                                                  March 31,
                                                             1996         1995
FULLY DILUTED:
Net income (loss) ................................         $    0.5  $   (1.9)
Less: Accretion of Preferred Stock ...............             (1.9)     (1.7)

Net income (loss) applicable to common stock .....         $   (1.4) $   (3.6)

Weighted average shares outstanding during the period          10.6      10.3

Assumed exercise of warrants at ratio
determined as of March 31, 1995 ..................            --- (a)   --- (a)


Assumed exercise of stock options ................            --- (a)   --- (a)


Primary shares outstanding .......................             10.6      10.3

Fully diluted income (loss) per common share .....         $   (0.13)$   (0.35)


(a) Excluded from the computation because the effect is anti-dilutive.

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